Exhibit I


                  THE SOUTHERN COMPANY AND SUBSIDIARY COMPANIES
                   Capitalization Ratios at September 30, 1997

                                                       Consolidated       Pro Forma
                                                         per 10-Q        Amounts (A)         Equity               Debt
                                                      ----------------   -------------   ----------------    ---------------
Capitalization (in thousands of dollars):
     Common stock...................................      $ 3,447,958        $      -        $ 3,447,958
     Paid-in capital................................        2,265,204               -          2,265,204
     Retained earnings..............................        3,875,410         (19,302)(B)      3,856,108
     Preferred stock................................          695,702          67,745 (B)        763,447
     Capital & preferred securities.................        1,742,020          50,000 (D)      1,792,020
     Long-term debt.................................       10,055,279         359,070 (B)                       $10,414,349
     Preferred due within one year..................           28,913               -             28,913
     Long-term debt due within one year.............          679,670               -                               679,670
     Notes payable & commercial paper...............        1,871,505               -                             1,871,505
                                                      ================   =============   ================    ===============
            Total (Incl Amts Due in 1 Year).........      $24,661,661        $457,513        $12,153,650        $12,965,524
                                                      ================   =============   ================    ===============


     Actual Amounts in Millions of Dollars..........          $24,661                            $12,055            $12,606
     Actual Capitalization Ratios...................           100.0%                              48.9%              51.1%

     Pro Forma Amounts in Millions of Dollars.......          $25,120                            $12,154            $12,966
     Pro Forma Capitalization Ratios................           100.0%                              48.4%              51.6%





            Pro Forma Consolidated Statements of Income (Unaudited)
                        (Stated in Thousands of Dollars)


                                                                                For the Twelve
                                                                                  Months Ended       Pro Forma
                                                                               September 30, 1997    Amounts (A)      As Adjusted

OPERATING REVENUES                                                             $    11,805,284    $         -     $    11,805,284
                                                                               ----------------   ------------    ----------------
OPERATING EXPENSES:
Operation--
     Fuel                                                                            2,241,717              -           2,241,717
     Purchased power                                                                 2,415,542              -           2,415,542
     Other                                                                           1,836,972              -           1,836,972
Maintenance                                                                            795,769              -             795,769
Depreciation and amortization                                                        1,186,509              -           1,186,509
Amortization of deferred Plant Vogtle costs                                            148,371              -             148,371
Taxes other than income taxes                                                          585,649              -             585,649
Income taxes                                                                           717,808        (10,126)(C)         707,682
                                                                               ----------------   ------------    ----------------
Total operating expenses                                                             9,928,337        (10,126)          9,918,211
                                                                               ----------------   ------------    ----------------
OPERATING INCOME                                                                     1,876,947         10,126           1,887,073
OTHER INCOME:
Allowance for equity funds used during construction                                      5,992              -               5,992
Interest income                                                                         92,549              -              92,549
Other, net                                                                            (124,970)             -            (124,970)
Income taxes applicable to other income                                                 14,359              -              14,359
                                                                               ----------------   ------------    ----------------
INCOME BEFORE INTEREST CHARGES                                                       1,864,877         10,126           1,875,003
                                                                               ----------------   ------------    ----------------
INTEREST CHARGES AND OTHER:
Interest on long-term debt                                                             618,529         22,749 (C)         641,278
Allowance for debt funds used during construction                                      (14,306)             -             (14,306)
Interest on notes payable                                                               93,746              -              93,746
Amortization of debt discount, premium and expense, net                                 22,431              -              22,431
Other interest charges                                                                  50,863              -              50,863
Minority interest in subsidiaries                                                       21,479              -              21,479
Distributions on capital and preferred securities of subsidiary companies               94,817          3,500 (D)          98,317
Preferred dividends of subsidiary companies                                             61,313         (1,832)(C)          59,481
                                                                               ----------------   ------------    ----------------
Interest charges and other, net                                                        948,872         24,417             973,289
                                                                               ----------------   ------------    ----------------

CONSOLIDATED NET INCOME                                                        $       916,005    $   (14,291)    $       901,714
                                                                               ================   ============    ================

                          (See Notes on Following Page)

                                      NOTES

(A) The amounts and types of the securities to be issued by Gulf Power Company will be dependent upon, among other things, market conditions prevailing at the time of issuance. The amounts estimated to be issued are the maximum amounts requested in the subject application and are used solely for the purpose of illustrating the effect upon Southern Company consolidated capitalization and earnings. In addition, no assumptions are made in connection with possible refundings.

(B) To give effect to (i) the proposed issuance by Gulf Power Company of $200,000,000 of first mortgage bonds, $200,000,000 of preferred stock, and $159,070,000 of pollution control obligations and (ii) the collective retirements of $132,255,000 of preferred stock at various rates by Alabama Power Company, Georgia Power Company, Gulf Power Company and Mississippi Power Company in connection with tender offers on December 10, 1997 and fees and expenses recorded therefrom.

(C) To give effect to (i) the proposed issuance by Gulf Power Company of $200,000,000 of first mortgage bonds at an assumed rate of 7%, $200,000,000 of preferred stock at an assumed rate of 6-1/2%, and $159,070,000 of pollution control obligations at an assumed rate of 5-1/2% and (ii) the collective retirements of $132,255,000 of preferred stock at various rates by Alabama Power Company, Georgia Power Company, Gulf Power Company and Mississippi Power Company in connection with tender offers on December 10,1997 and net gains and fees recorded therefrom.

(D) To give effect to the proposed issuance of $50,000,000 of preferred securities which is contemplated in this Form U-1 application.